UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

BATTALION OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Appointment of Chief Financial Officer

On August 17, 2020, the board of directors (the “Board”) of Battalion Oil Corporation (the “Company”) appointed R. Kevin Andrews as Executive Vice President, Chief Financial Officer and Treasurer of the Company, replacing Ragan T. Altizer who tendered his resignation as Executive Vice President, Chief Financial Officer and Treasurer effective concurrently with Mr. Andrew’s appointment. Mr. Altizer has plans to retire. Mr. Altizer has confirmed that his departure is not the result of any disagreement with the Company on any matter relating to how the Company has operated, its policies or its practices, including its controls or financial related matters.

Prior to joining the company, Mr. Andrews served as Managing Director and Head of Energy Investment Banking at Imperial Capital from 2017 to 2020, Wunderlich Securities from 2011 to 2017, Pritchard Capital Partners from 2009 to 2011 and Morgan Keegan from 2001 to 2009. Prior to his career in investment banking, Mr. Andrews was CFO of Denali Incorporated and Financial Manager at both Moorco International and Envirotech, a Baker Hughes subsidiary. Mr. Andrews began his career at Coopers & Lybrand in 1987 after receiving an MBA and a Bachelor of Business Administration degree in Accounting from The University of Tulsa.

In connection with Mr. Andrews’s appointment as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Mr. Andrews, which provides, among other things: (i) an annual base salary of $350,000, (ii) eligibility to earn a target annual bonus under the Company’s annual incentive plan equal to 100% of base salary, (iii) eligibility for annual grants of equity awards as determined in the sole discretion of the Compensation Committee of the Board pursuant to the Company’s equity compensation plans; and (v) benefits that are customarily provided to similarly situated executives of the Company. The employment agreement has an initial term expiring on August 18, 2021 and the term will automatically renew annually for successive one (1) year periods unless either party provides written notice of non-renewal at least thirty (30) days prior to the expiration of the initial term or any renewal term. Additionally, pursuant to the employment agreement, if the Company terminates the executive’s employment without “Cause” (as defined therein) or the executive terminates his employment with the Company for “Good Reason” (as defined therein) prior to the end of the then-applicable employment term, the executive will be entitled to a severance payment in the amount of $500,000, conditioned upon executing a general release of claims in the Company’s favor, among other things.

There are no related party transactions involving Mr. Andrews that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Andrews and any other directors or executive officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by Battalion Oil Corporation dated August 19, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

August 19, 2020	By:	/s/ Richard H. Little
	Name:	Richard H. Little
	Title:	Chief Executive Officer

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